                                                                    Exhibit 10.9

                             EMPLOYMENT AGREEMENT
                             --------------------


  AGREEMENT made, effective as of September 1, 1996, by and between NORTHSTAR HEALTH SERVICES, INC., a Delaware Corporation, with a place of business at 665 Philadelphia Street, Indiana, Pennsylvania, 15701, hereinafter referred to as "Company", and ED BANOS, of 238-A Lakeview Drive, Jeannette, Pennsylvania, 15644, hereinafter referred to as "Employee".

                                   RECITALS

  The parties recite and declare:

  A. Company desires to hire Employee because of Employee's vast business experience.

  B. Employee desires to be employed by the Company in the executive capacity described below.


  For the reasons set forth above, and in consideration of the mutual covenants and promises of the parties set forth in this Agreement, Company and Employee agree as follows:

  1.    Position and Responsibilities.
        -----------------------------

        1.1. Employee shall serve as President of White Oak Diagnostic Systems Holdings, Inc., a Pennsylvania Company and subsidiary of the Company, and in such position Employee will exercise such executive authority, duties, powers and responsibilities as customarily attend such position in the Company. A job description is attached hereto and made a part hereof.

        1.2. Employee will, to the best of Employee's knowledge, skill and ability, devote Employee's time and best efforts to the performance of Employee's duties hereunder and the business and affairs of the Company. Employee agrees to perform such executive duties as may be assigned to Employee from time to time by the Company's Board of Directors or any committee of the Board of Directors.

        1.3. Employee will duly, punctually, competently and faithfully perform and discharge Employee's duties in accordance with all applicable laws and all policies, rules and regulations which the Company may now or shall hereafter establish governing the conduct of its business.

  2.    Term of Employment.
        ------------------

        2.1.  The initial term of this Agreement shall be for a period of two
(2) years commencing on September 1, 1996.

Thereafter, this Agreement shall be automatically renewed on the anniversary date of the commencement of the initial two (2) year term of this Agreement for successive periods of one (1) year, unless Employee or the Company shall give the other party, prior to such anniversary date, not less than sixty (60) days prior written notice of non-renewal. If the Company is sold, merged or restructured eliminating this position, this Contract will be held binding until the end of the stated contract period.

        2.2. The Company may at any time terminate Employee's employment hereunder for "Cause." In such event, the Company shall give Employee prompt written notice specifying in reasonable detail the basis for such termination. For purposes of this Agreement, "Cause" shall mean any of the following by
Employee: (i) material breach of any material provision of this Agreement, which breach Employee shall have failed to cure within ten (10) days after Employee's receipt from the Company specifying the specific nature of Employee's breach;
(ii) misconduct or neglect by Employee that is materially inimical to the best interests, monetary or otherwise, of the company; and (iii) conviction of a felony or any crime involving moral turpitude or fraud. In the event of Employee's termination for "Cause," the Company shall pay Employee any accrued salary and benefits due Employee as of such date, less applicable taxes and other required withholdings and any amounts Employee may owe to the Company.

  3.    Compensations.  Employee shall receive the compensation and
        -------------
benefits set forth on Exhibit "A", attached hereto and made a part hereof ("Compensation"), for all services to be rendered by Employee hereunder.

  4.    Other Activities During Employment.  Employee acknowledges and
        -----------------------------------
agrees that Employee may serve on boards of directors and hold other leadership positions in non-profit organizations unless the objectives and requirements of such positions are determined by the Board of Directors of Company to be inconsistent with the performance of Employee's duties. Employee also acknowledges and agrees that the approval of the Board of Directors of Company shall be required before Employee accepts or serves as a director, officer or employee of any other for profit corporation during the term of this Agreement.

  5.    Illness, Incapacity and Death.
        -----------------------------

        (a) If, during the term of this Agreement, Employee shall be prevented from performing Employee's duties by reason of illness or physical or mental disability (hereinafter referred to collectively as "incapacity") for a continuous period greater than one hundred twenty (120) days in any twelve (12) month period, the Company may terminate Employee's employment hereunder by giving written notice thereof to Employee, effective on the date set forth in the notice (which date shall be not less than fifteen (15) business days after the notice is given), and the Company shall pay Employee any accrued salary and benefits due to Employee as of such date, less applicable taxes and other required withholdings and any amounts Employee owes the Company.

        (b) For purposes of this Agreement, a continuous period of incapacity shall not be deemed interrupted until Employee returns to substantially full time work for a period of at least thirty (30) consecutive business days.

        (c) In the event of Employee's death during the term of this Agreement, employment hereunder shall terminate on the date of Employee's death, and the Company shall pay Employee's estate any accrued salary and benefits due to Employee as of such date, less applicable taxes and other required withholdings and any amounts Employee owes the Company. All vested stock options will be transferred to wife or other beneficiary.

  6.    Former Employers.  Employee represents and warrants that Employee's
        ----------------
employment by the Company will not conflict with and will not be constrained by any prior or current employment consulting agreement or relationship whether oral or written. Employee represents and warrants that Employee does not possess confidential information arising out of any such employment, consulting agreement or relationship which, in Employee's best judgment, would be utilized in connection with Employee's employment by the Company.

  7.    Confidentiality.  Employee agrees to keep confidential, except as the
        ---------------
Company may otherwise consent in writing, and, except for the Company's benefit, not to disclose or make any use of at any time, either during or subsequent to Employee's employment, any trade secrets, confidential information, knowledge, data, or other information of the Company relating to services, treatment procedures, processes, know-how, designs, marketing data, test data, customer lists, referral services, business plans, marketing plans and strategies, pricing strategies, or other subject matter pertaining to any business of the Company, or any of its affiliates, which Employee may produce, obtain, or otherwise acquire during the term of this Agreement, except as herein provided. Employee further agrees not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered to or used by any third parties without specific direction or consent of a duly authorized representative of the Company. In the event Employee's employment with the Company terminates for any reason whatsoever, Employee agrees to promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents and data which Employee may obtain or produce during the term of this Agreement, and Employee will not take with Employee any summaries, outlines or descriptions of any confidential information, knowledge or data of the Company which Employee may produce or obtain during the term of this Agreement.

  8.    Non-Competition.
        ---------------

        8.1. During the term of Employee's employment hereunder, and for a period equal to the greater of:

             (a) two (2) years after the termination of Employee's employment with the Company, including without limitation, termination by the Company for Cause or without Cause hereunder, or

             (b) any period under which Employee receives compensation from the Company under Exhibit "A" hereto, absent the Company's prior written approval, Employee will not engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any Competing Business. For purposes of this Agreement, the term "Competing Business" shall mean: any person, corporation or other entity which solicits, trades with, advises, calls upon or otherwise does, or attempts to do, directly or indirectly, business with any patients, referral sources, customers or accounts of the Company, its successors, assigns or affiliates, that have done business with the Company at any time or from time to time during the period of Employee's employment hereunder.

        8.2. Employee agrees that during Employee's employment with the Company Employee shall not, directly or indirectly, solicit the trade of, or trade with, any patient, referral source, customer, prospective customer, supplier, or prospective supplier of the Company for any business purpose other than for the benefit of the Company. Employee further agrees that for two (2) years following termination of Employee's employment with the Company, including without limitation, termination by the Company for Cause or without Cause, Employee shall not, directly or indirectly, solicit the trade of, or trade with, any patients, referral sources, customers or suppliers, or prospective customers or suppliers, of the Company.

        8.3. Employee agrees that, except as expressly provided in Exhibit
"A" hereto, during Employee's employment with the Company and for two (2) years following termination of Employee's employment with the Company, including without limitation, termination by the Company for Cause or without Cause, Employee shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever or hire any employee of the Company.

        8.4. Employee represents that Employee's experience and capabilities are such that the provisions of this Agreement will not prevent Employee from earning a livelihood and Employee acknowledges that it would cause the Company serious and irreparable injury and cost if Employee was to use Employee's ability and knowledge in competition with the Company or to otherwise breach the obligations contained in this Agreement.

  9.    Remedies.  In the event of a breach by Employee of the terms of this
        --------
Agreement, the Company shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by Employee and to enjoin Employee from any further violation of this Agreement and to exercise such remedies cumulatively or inconjunction with all other rights and remedies provided by law. Employee acknowledges, however, that the remedies at law for any breach by Employee of the provisions of this Agreement may be inadequate and that the Company shall be entitled to injunctive relief against Employee in the event of any breach.

  10.   Assignment.  This Agreement shall be binding upon and inure to the
        ----------
benefit of the successors and assigns of the Company, and the Company shall be obligated to require any successor to expressly acknowledge and assume its obligations hereunder. This Agreement shall inure to the extent provided hereunder to the benefit of, and be enforceable by, Employee or Employee's legal representatives, executors, administrators, successors and heirs. Employee may not assign any of Employee's rights or delegate any of Employee's duties, responsibilities, obligations or positions hereunder to any person, and any such purported delegation by Employee shall be void and of no force and effect.

  11.   Severability.  The Company and Employee acknowledge and agree that in
        ------------
the event any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

  12.   Notices.  Any notice given by the Company hereunder shall be by personal
        -------
delivery or registered or certified mail, return receipt requested, addressed to Employee at Employee's address of record with the Company. Any notice which Employee is required or may desire to deliver to the Company may be given by Employee by personal delivery or by registered or certified mail, return receipt requested, addressed to the Company at its principal office. The date of personal delivery or five (5) business days after the date of mailing any notice shall be deemed to be the date of delivery thereof.

  13.   Waivers.  If either party should waive any breach of any provision of
        -------
this Agreement, such waiver shall not operate or be construed as a waiver of any subsequent breach of any provision of this Agreement.

  14.   Complete Agreement; Amendments.  This Agreement, including Exhibit "A"
        ------------------------------
hereto, is the entire agreement of the
parties with respect to the subject matter hereof, superseding all previous oral or written communications, representations, understandings or agreements with the Company or any officer or representative thereof. Any amendment to this Agreement or waiver by the Company of any right hereunder shall be effective only if evidenced by a written instrument executed by the parties hereto, upon authorization of the Company's Board of Directors.

  15.   Headings.  The headings of the sections hereof are inserted for
        --------
convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement.

  16.   Counterparts.  This Agreement may be signed in counterparts, each of
        ------------
which shall be deemed an original and both of which shall together constitute one agreement.

  17.   Governing Law.  This Agreement shall be governed by and construed in
        -------------
accordance with the laws of the Commonwealth of Pennsylvania.

  IN WITNESS WHEREOF, each party to this Agreement has caused it to be executed at Indiana, Pennsylvania, on the date indicated below.

                                      COMPANY:

                                      NORTHSTAR HEALTH SERVICES, INC.


ATTEST:                               BY: /s/ David D. Watson
                                         ------------------------------
/s/ ?????????????????????                David D. Watson, President
------------------------------
                     Secretary

(SEAL)

WITNESS:                              EMPLOYEE:

/s/ ???????????????????????              /s/ Ed Banos
------------------------------           ------------------------------ (SEAL)
                                         ED BANOS
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                                  EXHIBIT "A"
                                  -----------

                  EMPLOYMENT TERM, COMPENSATION AND BENEFITS
                  ------------------------------------------
                                  OF ED BANOS
                                  -----------

1.      Compensation.
        ------------

        Employee's annual base salary will be Seventy-six Thousand and No/100 ($76,000.00) Dollars paid bi-weekly, less appropriate deductions in accordance with the Company's salary payment policy. Anniversary evaluation and raise appropriately increased in conjunction with other senior management.

2.      Stock Options.
        -------------

        Employee shall be eligible to participate in the Company's 1992 Stock Option Plan or any other stock bonus or stock option plan authorized by the Company for its employees, officers and consultants. On the Effective Date, Employee shall be granted, under the 1992 Stock Option Plan, stock options for 50,000 shares of the Company's Common Stock in connection with the Employee's execution of this Agreement. Such options shall have an exercise price equal to the fair market value (as defined in the 1992 Stock Option Plan) as of the Effective Date. Options covering 25,000 shares shall vest and become exercisable upon Employee's commencement of Employee's Employment Agreement with the Company; options covering 25,000 shares shall vest and become exercisable twelve
        (12) months after the Employee's commencement of this Employment Agreement. If employee's position is terminated or eliminated due to, but not limited to, merger, acquisition or restructuring, the 25,000 unvested options become fully vested on date of termination at price set by date of hire, September 1, 1996, and exercisable for ten (10) years from date of grant. Such options shall be exercisable for ten (10) years from the date of grant; provided, however, Employee shall forfeit all non-vested options upon termination of employment with the Company for any reason and as otherwise provided in the 1992 Stock Option Plan. In connection with the granting of the aforementioned options, Employee hereby acknowledges prior receipt of the Company's Form 10-KSB for the fiscal year ending December 31, 1994, Proxy Statement dated May 8, 1995, Form 10-QSB for the quarter ended June 30, 1995, 1992 Stock option Plan and related stock option plan disclosure documents. Employee also acknowledges that Employee has had ample opportunity to review each of the aforementioned documents prior to the execution of this Agreement.

3.      Relocation Expenses.
        -------------------

        The Company will provide up to One Thousand Five Hundred and No/100 ($1,500.00) Dollars in moving expenses to move to Indiana, Pennsylvania.

4.      Benefits.
        --------

        All standard benefits will be governed under Keystone Rehabilitation Systems existing Employee Benefit Plan. The benefits are attached and are the standard benefits of Northstar Health Services, Inc. and Keystone Rehabilitation Systems, Inc.

5.      Retirement Plan.
        ---------------

        Employee will be eligible to participate in the Company's 401(k) Plan in accordance with its terms. The Company will provide a matching contribution in accordance with its matching contribution plan for all employees, with such matching contribution not to exceed fifteen (15%) percent of Employee's income as permitted by the Internal Revenue Service.

6.      Automobile.
        ----------

        Employee shall be entitled to receive a $400.00 per month automobile allowance during the term of this Agreement.

7.      Management Incentive Program (MIP).
        -----------------------------------

        Northstar Health Services, Inc. agrees to designate to employee a minimum of three (3%) percent of the EBITDA profits Employee's division earns which are to be given to Employee's management staff, employees and himself on a solely discretionary basis. Under no circumstance is Employee to give himself more than fifty (50%) percent of the MIP. By act of the Board of Directors, the percentage of MIP may be increased, but a minimum of three (3%) percent is the base amount. Payment is to be made after year-end audits of the division are complete and will be paid through payroll no later than March 30, 1996.

8.      Press Release.
        -------------

        A press release is expected and to be released involving Employee's division on the designation of his position and is to be released to all publication agencies, including but not limited to, WSJ, Pittsburgh Post Gazette, Business Times, Tribune Review, Modern Healthcare, Hospital News and other appropriate publication agencies.